CONSULTING & SALES AGREEMENT


     This Consulting & Sales Agreement ("AGREEMENT") dated as June 20, 2000, by and between Maintenance Depot, Inc., a Florida corporation (the "Company"), with its principal office at 516 Monceaux Rd., West Palm Beach, FL 33405 and Solana Capital Partners, Inc., a California Corporation, with its principal office at 990 Highland Dr., Ste. 110-V, Solana Beach, CA 92075 (the "Consultant").

     Company desires to retain Consultant to render certain consulting and sales services with respect to its business; Consultant is willing to render such services as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

     1. ENGAGEMENT OF CONSULTANT. Company hereby engages and retains Consultant to render the consulting and sales services described in Section 2 hereof (the "SERVICES") for a period of two years, commencing on the date hereof (the "AGREEMENT PERIOD").

     2.  DESCRIPTION  OF  SERVICES.

          2.01 CONSULTING. During the Agreement Period, Consultant shall consult with and advise Company from time to time at Company's request and Consultant's reasonable convenience with respect to corporate, business, marketing strategy and preliminary merger negotiation. Consultant shall not be required to devote any particular amount of time toward the performance of its duties hereunder; provided, that Consultant shall use its reasonable efforts, and devote sufficient time, to become familiar with and knowledgeable about Company's products, services and plans.
          2.02 MARKETING & SALES. During the Agreement Period, Consultant will be actively seeking merger candidates and marketing the Company's products to businesses.

     3.  PAYMENT  FOR  SERVICES.

          3.01 SIGNING BONUS. Company shall pay Consultant a signing bonus of $30,000.00.

          3.02 MONTHLY PAYMENT. Company shall pay Consultant a monthly fee of $14,000.00 at the beginning of the month starting in August and lasting 5 months.

          3.03 INCENTIVE PAY. Company shall issue an option, exercisable once Consultant's referral customers have purchased $500,000.00 worth of products from Company, to purchase 50,000 shares of the Company's common stock at a price of $0.05 per share.


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          3.04     PERCENTAGE  OF NET SALES.  Company shall pay Consultant 5% of the Company's net revenue from sales of chemicals manufactured by the Company and purchased by Consultant's referral customers and 1% of the Company's net revenue from paper and product sales purchased by the Consultant's referral customers. All net revenue calculations are subject to a reasonable adjustment based on any necessary collection activities.

     4. NONEXCLUSIVITY OF THIS AGREEMENT. Company understands and agrees that, except as set forth in the next sentence, Consultant shall not be prevented or barred from rendering services of any nature for or on behalf of any other person, firm, corporation or entity, subject to Consultant's obligation to maintain confidentiality of Company's confidential information pursuant to
Section  6.

     5.  TERMINATION.  This  Agreement  automatically  terminates  in two years.

     6. CONFIDENTIALITY. Consultant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other confidential information of Company which is acquired by Consultant in the course of performing services hereunder. For purposes of this Agreement, a "trade secret" is information not generally known to the public which gives Company an advantage over its competitors, including products or services under development, production methods and processes, subscriber or customer lists and marketing plans. Any information, which (i) at or prior to the time of disclosure by Company to Consultant was generally available to the public through no breach of this Agreement, (ii) was available to the public on a non-confidential basis prior to its disclosure by Company to Consultant or (iii) was made available to Consultant from a third party (provided that Consultant did not know that such party obtained or disseminated such information in breach of any legal obligation to Company) shall not be deemed confidential information of the Company for purposes hereof.

     7. AMENDMENT; WAIVER. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

     8. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.


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     9.  GOVERNING  LAW.  This  Agreement shall be governed by and construed and enforced  in  accordance  with  the  laws  of  the  State  of  California.

     10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns: provided, however, that the duties of Consultant hereunder shall not be assignable or delegable by Consultant.

     11. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Consulting Agreement as of the date first written above.

For  Maintenance  Depot,  Inc.

__________________________________  (____________________,  _______________)
Signature                            Please  print  name  and  title.

__________________________________  (____________________,  _______________)
Signature                            Please  print  name  and  title.

For  Solana  Capital  Partners,  Inc.

__________________________
Luke  D'Angelo,  President

__________________________
Jim  Cavataio,  Vice  President


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